Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:                                                                )                                    Chapter 11
HANCOCK FABRICS, INC., et al.,1           )                                    Case No. 07-10353 (BLS)
 )
Debtors.                          )                                    Jointly Administered
 )
________________________________

JOINT CONSOLIDATED PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY HANCOCK
FABRICS, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

Dated: June 10, 2008

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Robert J. Dehney (No. 3578)
Derek C. Abbott (No. 3376)
Daniel B. Butz (No. 4227)
Gregory T. Donilon (No. 4244)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347
(302) 658-9200

Counsel for Hancock Fabrics, Inc., et al.,
Debtors and Debtors-in-Possession

_______________________

[1]
The Debtors are the following entities:  Hancock Fabrics, Inc. (Tax ID No. XX-XXX0905), One Fashion Way, Baldwyn, Mississippi  38824; Hancock Fabrics of MI, Inc. (Tax ID No. XX-XXX5878), One Fashion Way, Baldwyn, Mississippi  38824; HF Resources, Inc. (Tax ID No. XX-XXX9563), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; Hancockfabrics.com, Inc. (Tax ID No. XX-XXX9698), One Fashion Way, Baldwyn, Mississippi  38824; HF Merchandising, Inc. (Tax ID No. XX-XXX8522), One Fashion Way, Baldwyn, Mississippi  38824; HF Enterprises, Inc. (Tax ID No. XX-XXX7249), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; and Hancock Fabrics, LLC (Tax ID No. XX-XXX9837), c/o One Fashion Way, Baldwyn, Mississippi  38824.

4.Class 4 Claims (Intercompany Claims)	20
5.Class 5 Interests (Stock Interests in Subsidiary Debtors)	20
6.Class 6 Interests (Stock Interests in Hancock Fabrics, Inc.)	20
ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN	20
A. Corporate Existence and Vesting of Assets in the Reorganized Debtors	20
B. Restructuring Transactions	20
1.Restructuring Transactions Generally	20
2.The Rights Offering	21
3.Obligations of Any Successor Corporation in a Restructuring or Other Transaction	21
4.Substantive Consolidation	22
C. Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation Programs and Corporate Action	22
1.Certificates of Incorporation and By-Laws of the Reorganized Debtors	22
2.Directors and Officers of the Reorganized Debtors	22
3.New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs	23
4.Corporate Action	23
D. Obtaining Cash for Plan Distributions and Transfers of Funds Among the Debtors and the Reorganized Debtors	23
E. Authority of the Reorganized Debtors	24
F. Preservation of Rights of Action; Settlement of Claims and Releases	24
1.Preservation of Rights of Action by the Debtors and the Reorganized Debtors	24
2.Comprehensive Settlement of Claims and Controversies	24

3.Releases	25
G. Continuation of Certain Employee, Retiree and Workers’ Compensation Benefits	26
1.Employee Benefits	26
2.Retiree Benefits	26
3.Workers’ Compensation Benefits	26
H. Special Provisions Regarding Insured Claims and Insurance Policies	26
1.Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims	26
2.Reinstatement and Continuation of Insurance Policies	27
3.Insurance Neutrality	27
I. Cancellation and Surrender of Instruments, Securities and Other Documentation	27
J. Release of Liens	27
K. Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes	28
ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	28
A. Executory Contracts and Unexpired Leases to Be Assumed	28
1.Assumption Generally	28
2.Assumptions of Executory Contracts and Unexpired Leases	29
3.Assignments Related to the Restructuring Transactions	29
4.Approval of Assumptions and Assumption Procedures	29
B. Payments Related to the Assumption of Executory Contracts and Unexpired Leases	30
C. Executory Contracts and Unexpired Leases to Be Rejected and Rejection Procedures	31
D. Bar Date for Rejection Damages	31

E. Obligations to Indemnify or Provide Advancement to Directors, Officers and Employees	32
F. Contracts and Leases Entered Into After the Petition Date	32
ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS	32
A. Distributions for Claims Allowed as of the Effective Date	32
B. Method of Distributions to Holders of Claims	33
C. Compensation and Reimbursement for Services Related to Distributions	33
D. Delivery of Distributions and Undeliverable or Unclaimed Distributions	33
1.Delivery of Distributions	33
2.Undeliverable Distributions Held by Disbursing Agents	33
E. Distribution Record Date	34
F. Means of Cash Payments	35
G. Timing and Calculation of Amounts to Be Distributed	35
1.Timing of Distributions Under the Plan	35
2.Allowed Claims	35
3.Compliance with Tax Requirements	35
H. Setoffs	36
I. Allocation of Payments	36
ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS	37
A. Prosecution of Objections to Claims	37
1.Objections to Claims	37
2.Authority to Prosecute Objections	37
3.Liquidation and Resolution of Litigation Claims	37
4.Authority to Amend Schedules	38

B. Treatment of Disputed Claims	38
C. Enforcement of Bar Date Order	38
D. Distributions on Account of Disputed Claims Once Allowed	39
ARTICLE VIII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN	40
A. Conditions to Confirmation	40
B. Conditions to the Effective Date	41
C. Waiver of Conditions to Confirmation or the Effective Date	42
D. Effect of Nonoccurrence of Conditions to the Effective Date	42
ARTICLE IX DISCHARGE, INJUNCTION AND SUBORDINATION RIGHTS	42
A. Discharge of Claims	42
B. Injunctions	43
C. Exculpation	43
D. Subordination Rights	44
ARTICLE X RETENTION OF JURISDICTION	44
A. Retention of Exclusive Jurisdiction by the Bankruptcy Court	44
ARTICLE XI MISCELLANEOUS PROVISIONS	46
A. Dissolution of the Committees	46
B. Allowance of Fees and Expenses of Ad Hoc Equity Committee	46
C. Limitation of Liability	46
D. Modification of the Plan and Exhibits	47
E. Revocation of the Plan	47
F. Headings	48

v

G. Successors and Assigns	48
H. Service of Certain Plan Exhibits	48
I. Service of Documents	48
1.The Debtors and the Reorganized Debtors	48
2.The Creditors’ Committee	49
3.The Equity Committee	49
4.The U.S. Trustee	49

TABLE OF EXHIBITS2

                                                                              Exhibit

Non-Released Party (referenced on pg. 9)	I.A.60
Documents Concerning the Rights Offering (referenced on pg. 21)	IV.B.2
Certificates of Incorporation (referenced on pg. 22)	IV.C.1.(a)
By-Laws of the Reorganized Debtors (referenced on pg. 22)	IV.C.1.(b)
Directors of the Reorganized Debtors (referenced on pg. 22)	IV.C.2
Executory Contracts and Unexpired Leases to Be Rejected (referenced on pgs. 28-31)	V.C.

___________________________

[2]
To the extent not attached to and filed with the Plan, Plan Exhibits shall be filed with the Bankruptcy Court and made available for review on the Claims Agent’s website at http://www.donlinrecano.com, the Debtors’ website at http://www.hancockfabrics.com, and the Creditors’ Committee website at http://www.hancockcreditorscommittee.com, no later than 10 days before the deadline to object to the Plan. The Debtors also will serve such Exhibits on their then current Bankruptcy Rule 2002 service list no later than 10 days before the deadline to object to the Plan.  The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are filed. The Debtors shall file and shall make available on the aforementioned websites all modified, amended, supplemented or restated Exhibits as promptly as possible.

INTRODUCTION

Hancock Fabrics, Inc. (“Hancock”) and its affiliated debtors and debtors-in-possession (as defined in this Plan, collectively, with Hancock, the “Debtors”) propose the following Plan for the resolution of the outstanding Claims against and Interests in the Debtors.  The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.  This Plan provides for the reorganization of the Debtors and satisfaction of all outstanding Claims through the Distributions described herein and the retention of Interests by holders of equity Interests in Hancock and contemplates the consolidation of the Debtors only for the purpose of Distributions under the Plan on account of Claims against the Debtors.  Other agreements and documents that supplement the Plan have been (or will be) filed with the Bankruptcy Court.  These supplemental agreements and documents will be available for review.

The Plan has the support of the Creditors’ Committee which represents the interests and negotiates on behalf of general unsecured creditors.   The Plan also has the support of the Equity Committee which represents the interests and negotiates on behalf of the stockholders of Hancock Fabrics, Inc.

OVERVIEW OF TREATMENT UNDER THE PLAN

Class	Treatment under Reorganization[3]	Recovery
(Unclassified) Administrative Claims	Paid in full in Cash	100%
(Unclassified) Priority Tax Claims	Paid in full in Cash	100%
Class 1 Secured Claims	Paid in full in Cash or Reinstatement	100%
Class 2 Priority Non-Tax Claims	Paid in full in Cash	100%
Class 3 General Unsecured Claims	Paid in full in Cash	100%
Class 4 Intercompany Claims	Reinstatement	100%
Class 5 Stock Interests in Subsidiary Debtors	Reinstatement	100%
Class 6 Stock Interests in Hancock Fabrics, Inc.	Reinstatement	100%

______________________

3    Where appropriate under the Bankruptcy Code, "Paid in full in Cash" includes the payment of Postpetition Inerest.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION
ARTICLE IVAND COMPUTATION OF TIME

A.	Defined Terms

As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.           “Ad Hoc Equity Committee” means the unofficial committee formed by certain holders of Stock Interests in Hancock Fabrics, Inc. that was in existence from the Petition Date through the date the Equity Committee was appointed in the Reorganization Cases.

2.           “Administrative Claim” means a Claim for costs and expenses of administration allowed under sections 503(b) or 507(a)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including an Administrative Trade Claim; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a), 331 or 503 of the Bankruptcy Code, including a Fee Claim and any Claim based upon a substantial contribution in the Debtors’ Reorganization Cases; and (c) a Cure Amount Claim.

3.           “Administrative Trade Claim” means an Administrative Claim arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor’s business, including an Administrative Claim of employees for ordinary course wages, expense reimbursement and health and welfare benefits.

4.           “Allowed” or “Allowed Claim” means or refers to, as dictated by the context in which the definition is used, a Claim (or a portion thereof) to the extent:

(a) such Claim is listed by a Debtor on its Schedules in a liquidated amount and not listed as contingent, unliquidated, zero, undetermined or disputed that:

(i) will not be subject to an objection or to an amendment to the Schedules prior to the Claims Objection Bar Date,

(ii) has been allowed in a Stipulation of Amount and Nature of Claim executed by the Debtors or Reorganized Debtors and the holder of the Claim, or

(iii) has otherwise been allowed by a Final Order or the terms of this Plan; or

(b) such Claim is a Timely Claim that

(i) will not be subject to an objection prior to the Claims Objection Bar Date, in the Debtors or Reorganized Debtors’ sole discretion,

(ii) has been allowed in a Stipulation of Amount and Nature of Claim executed by the Debtors or Reorganized Debtors and the holder of the Claim, or

(iii) has otherwise been allowed by a Final Order or the terms of this Plan.

An Allowed Claim includes a previously Disputed Claim, or a portion thereof, to the extent such Disputed Claim becomes Allowed when the context so requires and shall be net of any valid setoff amount based on a valid offset right. Unless otherwise expressly provided herein, in the Confirmation Order or in another Final Order of the Bankruptcy Court, the term “Allowed or Allowed Claim” shall not, for the purposes of computation of Distributions under the Plan, include: (a) any non-compensatory penalties, fines, punitive damages, exemplary damages, multiple damages, treble damages or any other claims or obligations that do not compensate for actual losses incurred, (b) any damages or amounts that arose or resulted from the Claim holder’s failure to mitigate as required or obligated under applicable law or (c) any other amounts not allowable under the Bankruptcy Code or applicable law, including, without limitation, any Claim subject to disallowance, in whole or part, in accordance with Section 502(d) of the Code.

5.           “Allowed . . . Claim” means an Allowed Claim in the particular Class or category specified.

6.           “Backstop” means the agreement by the Backstop Parties pursuant to the terms of the Backstop Agreement to purchase all of the Secured Notes that are not purchased by the Rights Offering participants as part of the Rights Offering.

7.           “Backstop Agreement” means the agreement by and between the Debtors and the Backstop Parties to Backstop the issuance of the Secured Notes pursuant to the Rights Offering approved by the Bankruptcy Court.

8.           “Backstop Fee” means the Warrants to purchase 1,500,000 shares of Common Stock issued to the Backstop Parties in connection with the Backstop Agreement.

9.           “Backstop Parties” mean Sopris Capital Partners, LP, Berg & Berg Enterprises, LLC and Trellus Management and affiliated investment funds and co-investors designated by the foregoing from time to time

10.           “Bankruptcy Code” means title 11 of the United States Code, as in effect on the Petition Date or thereafter amended with retroactive applicability to the Reorganization Cases.

11.           “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Reorganization Cases.

12.           “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended with retroactive applicability to the Reorganization Cases.

13.           “Bar Date” means the applicable bar date by which a proof of Claim or a request for payment of Administrative Claim must be or must have been filed, in accordance with the procedures established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

14.           “Bar Date Order” means the order of the Bankruptcy Court entered on June 8, 2007, establishing certain Bar Dates for Filing proofs of Claims in the Reorganization Cases, as the same may be amended, modified or supplemented.

15.           “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

16.           “By-Laws” means the by-laws of any Debtor or Reorganized Debtor as amended and restated, if necessary.

17.           “Cash” means the legal tender of the United States of America or the equivalent thereof, including without limitation, bank deposits and checks.

18.           “Certificate of Incorporation” means the incorporation or formation documents of any Debtor or Reorganized Debtor as amended and restated, if necessary.

19.           “Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

20.           “Claims Agent” means Donlin, Recano & Company, Inc., the Debtors’ claims and noticing agent appointed by the Bankruptcy Court by Final Order dated April 13, 2007.

21.           “Claims Objection Bar Date” means, for all Claims and Interests the later of (a) one-hundred-twenty (120) days after the Effective Date, (b) such other period as set forth in a Final Order by the Bankruptcy Court for objecting to such Claim or Interest, (c) sixty (60) days after a proof of Claim or request for payment of a Claim is filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules, or (d) as set forth in an order of the Bankruptcy Court extending the Claims Objection Bar Date.

22.           “Class” means a class of Claims or Interests.

23.           “Clerk Fee” means the charge for the handling of the Disputed Claims Reserve Funds in accordance with the detailed fee schedule issued by the Director of the Administrative Office of the United States Courts.

24.           “Committees” mean, collectively, the Creditors’ Committee and the Equity Committee.

25.           “Common Stock” means the common stock of Reorganized Hancock Fabrics, Inc., authorized pursuant to the Certificate of Incorporation of Reorganized Hancock Fabrics, Inc.

26.           “Confirmation Date” means the first date as of which the Confirmation Order is signed by the Bankruptcy Court and entered on its docket.

27.           “Confirmation Hearing” means, collectively, the hearing or hearings held by the Bankruptcy Court on confirmation of the Plan, as such hearing or hearings may be continued from time to time.

28.           “Confirmation Order” means the order of the Bankruptcy Court that confirms the Plan pursuant to section 1129 of the Bankruptcy Code.

29.           “Credit Facility Claim” means a Claim arising under the Ratification and Amendment Agreement or the Prepetition Loan Agreement.

30.           “Creditors’ Committee” means the Official Committee of Unsecured Creditors of the Debtors appointed by the U.S. Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code and any duly appointed successors, as the same may be reconstituted from time to time.

31.           “Cure Amount Claim” means a Claim based upon a Debtor’s defaults pursuant to an Executory Contract or Unexpired Lease at the time such Executory Contract or Unexpired Lease is assumed, or assumed and assigned, by that Debtor under section 365 of the Bankruptcy Code.  For the avoidance of doubt, (a) the Cure Amount Claim set forth in a previous Final Order of the Bankruptcy Court for any Executory Contract or Unexpired Lease that was assumed and assigned to a third-party is and shall be the sole and single satisfaction for any and all Claims arising under such Executory Contract or Unexpired Lease and (b) the Cure Amount Claim for any Executory Contract or Unexpired Lease set forth in a previous Final Order of the Bankruptcy Court that was assumed by one or more Debtors is and shall be the sole and single satisfaction for any and all Claims arising under such Executory Contract or Unexpired Lease through the date that the Executory Contract or Unexpired Lease was assumed.

32.           “DCR Disputed Claims” means Disputed Priority Non-Tax Claims and Disputed General Unsecured Claims.

33.           “Debtors” means, collectively, Hancock Fabrics, Inc. Hancock Fabrics of MI, Inc., HF Resources, Inc., Hancockfabrics.com, Inc., HF Merchandising, Inc., HF Enterprises, Inc., and Hancock Fabrics, LLC.

34.           “Deficiency Claim” means a General Unsecured Claim for the difference between (a) the aggregate amount of an Allowed Claim and (b) the value received on account of the portion of such Allowed Claim that is a Secured Claim.

35.           “Deposit Instrument” means an investment in an interest bearing account or short term, interest bearing instrument.

36.           “Disallowed” or “Disallowed Claim” means or refers to, as dictated by the context in which the definition is used, a Claim or any portion thereof that (a) has been disallowed, expunged, barred, estopped or otherwise determined not to be a liability of the Debtors by any order of the Bankruptcy Court, including, for the avoidance of doubt, that portion of a Disputed Claim that was not determined to be an Allowed Claim in any such order; (b) is listed by a Debtor in its Schedules at zero or as contingent, unliquidated, undetermined or disputed and as to which no Timely Claim has been filed; or (c) is not listed by a Debtor in the Schedules and as to which no Timely Claim has been filed.

37.           “Disbursing Agent” means Reorganized Hancock Fabrics, Inc., in its capacity as a disbursing agent pursuant to Section VI.B., or any Third Party Disbursing Agent.

38.           “Disclosure Notice” means the notice (instead of a disclosure statement, which is not required under the Bankruptcy Code) that relates to the Plan, as approved by the Bankruptcy Court, as the same may be amended, modified or supplemented.

39.           “Disputed” or “Disputed Claim” means or refers to, as dictated by the context in which the definition is used, that portion (including, when appropriate, the whole) of a Claim that is neither an Allowed Claim, as set forth in Section I.A.3., nor a Disallowed Claim, as set forth in Section I.A.26.

40.           “Disputed Claims Amount” means the aggregate amount of Disputed Claims filed on or prior to the date of the filing of the Plan that are DCR Disputed Claims.

41.           “Disputed Claims Reserve” means the reserve set forth in Section VII.E. of the Plan.

42.           “Disputed Claims Reserve Amount” means 100% of the Disputed Claims Amount; provided, however, that the Disputed Claims Reserve Amount shall not exceed $750,000.

43.           “Disputed Claims Reserve Determination Date” means the date that is 180 days after the Effective Date.

44.           “Disputed Claims Reserve Funds” means the Cash used by the Reorganized Debtors to fund the Disputed Claims Reserve Amount.

45.           “Distribution” means the payment or distribution under the Plan of cash, notes, interests or other property, as applicable, to the holders of Allowed Claims.

46.           “Distribution Record Date” means the Confirmation Date.

47.           “Effective Date” means a day, as determined by the Debtors, that is a Business Day on which all conditions to the effective date in Section VIII.B. have been met or waived pursuant to Section VIII.C., which date shall be no later than thirty (30) days after the Confirmation Order becomes a Final Order.

48.           “Encumbrance” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment or encumbrance of any kind or nature with respect to such asset (including any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

49.           “Entity” means an individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization or government or any political subdivision thereof, or other person or entity.

50.           “Equity Committee” means the Official Committee of Equity Security Holders of the Debtors appointed by the U.S. Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code and any duly appointed successors, as the same may be reconstituted from time to time.

51.           “ERISA” means Title IV of the Employee Retirement Income Security Act of 1974 as amended, 29 U.S.C. §§ 1301-1461.

52.           “Estate” means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

53.           “Exculpated Parties” means: (a) any person who was serving as an officer, director or employee of any of the Debtors on or after the Petition Date, acting in his or her capacity as such; (b) the Debtors; (c) the Reorganized Debtors; (d) the Equity Committee and its present and former members; (e) the Creditors’ Committee and its present or former members; and (f) any of the foregoing parties’ respective affiliates, members, stockholders, advisors, agents, attorneys or other Professionals.

54.           “Executory Contract” means a contract to which one or more of the Debtors is a party that is or was subject to assumption or rejection under section 365 of the Bankruptcy Code during the Reorganization Cases.

55.           “Exhibit” means an exhibit to this Plan.

56.           “Exit Financing” means the $100 million revolving line of credit being provided by General Electric Capital Corporation to fund the transactions contemplated by the Plan.

57.           “Fee Claim” means an Administrative Claim under sections 330(a), 331, or 503 of the Bankruptcy Code for compensation of a Professional or other Entity for services rendered or expenses incurred in the Reorganization Cases.

58.           “Fee Order” means the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals and Official Committee Members entered by the Bankruptcy Court on April 14, 2007.

59.           “Final Fee Application” means an application for final allowance of the Professional’s aggregate Fee Claim as described in Section III.A.1.(e)(ii).

60.           “Final Order” means: (a) an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case, the docket of an adversary proceedings related to any Reorganization Case or the docket of any other court of competent jurisdiction, (b) that has not been reversed, stayed, modified or amended, (c) as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and (d) for which no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn with prejudice or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

61.           “General Unsecured Claim” means a Claim, including any Deficiency Claim, Insured Claim, Litigation Claim, Reclamation Claim or Rejection Claim, that is not entitled to priority or administrative status under the Bankruptcy Code and is not a Secured Claim.  For the avoidance of doubt, any Administrative Claim, Cure Amount Claim, Intercompany Claim, Priority Non-Tax Claim, Priority Tax Claim, or Secured Claim is not a General Unsecured Claim.

62.           “Insured Claim” means any General Unsecured Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy applicable to the Debtors or their businesses that is subject to the provisions of Section IV.H.1.

63.           “Intercompany Claim” means any Claim by Hancock Fabrics, Inc., or any direct or indirect subsidiary of Hancock Fabrics, Inc., against a Debtor.

64.           “Interest” means the rights of any holder of the common stock, preferred stock, membership interests or partnership interests or similar ownership interests, including options, warrants or rights to acquire or convert any such interests, of any Debtor, including: (a) redemption, conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; (c) stock options and warrants; and (d) any Claims arising from or related to such equity securities described in section 510(b) of the Code.  To the extent that the Debtors or Reorganized Debtors believe any of the foregoing equity rights are, or should be, disallowed for any reason, the foregoing equity rights shall not be considered to be Interests (or, for the avoidance of doubt, Claims) under this Plan until and unless such equity rights are (y) not subject to an objection filed on or prior to the Claims Objection Deadline or (z) otherwise determined to be valid Interests, whether by a Stipulation of Amount and Nature of Claim or Final Order.

65.           “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

66.           “IRS” means the Internal Revenue Service of the United States of America.

67.           “Liability” or “Liabilities” means any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction, agreement, employment, exposure or other occurrence taking place on or prior to the Effective Date.

68.           “Litigation Claim” means any Disputed Claim or any other Timely Claim that has not been settled, compromised or otherwise resolved, in each case that (a) is not barred or disallowed by an order of the Bankruptcy Court or any other court of competent jurisdiction and (b) is, was or could have been the subject of a formal legal cause of action, a suit or any other proceeding against any Debtor, including, but not limited to, any Claim that arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery.

69.           “Non-Released Party” means those entities or persons identified as Non-Released Parties in Exhibit I.A.60.

70.           “Ordinary Course Professionals Order” means the Order Pursuant to Sections 105 and 327 of the Bankruptcy Code Authorizing the Debtors to Retain and Employ Professionals Utilized in the Ordinary Course of Business Nunc Pro Tunc to March 21, 2007 entered by the Bankruptcy Court on April 13, 2007.

71.           “PBGC” means the Pension Benefit Guaranty Corporation.

72.           “Pension Plan” means the Hancock Fabrics, Inc. Consolidated Retirement Plan, as defined benefit pension plan covered by ERISA.

73.           “Petition Date” means March 21, 2007.

74.           “Plan” means this joint plan of reorganization for the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

75.           “Postpetition Interest” means with respect to:

(a) Credit Facility Claims and Term Loan Claims, unpaid interest accruing on such Claims from the Petition Date through the Effective Date pursuant to the Ratification and Amendment Agreement and Term Loan Agreement, respectively, according to their terms;

(b) Secured Claims, unpaid interest accruing on such claims from the Petition Date through the Effective Date at the non-default rate set forth in the contract or other applicable document giving rise to such claims;

(c) Claims for any Tax, interest at the non-penalty rate set forth in the applicable state or federal law governing such Claims from the Petition Date through the Effective Date;

(d) Priority Non-Tax Claims and General Unsecured Claims, but not including Litigation Claims, interest at

(i) 4.93% (the federal post-judgment interest rate as set forth in 28 U.S.C. § 1961 as of the Petition Date), compounded per annum on each anniversary of the Petition Date on the allowed amount of such Claims from the Petition Date through the Effective Date or as specified in Section VI.G.1., or in the case of Disputed Claims, through the Quarterly Distribution Date which is closest to the date such Disputed Claim becomes an Allowed Claim,

(ii) any other applicable interest rate required to leave such Claim unimpaired as determined by the Bankruptcy Court pursuant to a Final Order, or

(iii) such interest, if any, as otherwise agreed to by the holder of such Claim and the applicable Debtor; and

(e) Claims other than as listed in (a) through (d) herein, interest at 0%.

Notwithstanding the foregoing, Postpetition Interest as it relates to a particular Allowed Claim shall be (i) considered to be $0.00 for Distribution purposes under Article III if the amount of relevant Allowed Claim already includes postpetition interest so as to avoid a duplicate Distribution of Postpetition Interest, (ii) reduced by the amount of postpetition interest paid on such Claim during the pendency of the Reorganization Cases so as to avoid a duplicate Distribution of Postpetition Interest or (iii) only include interest accruing on such Claim through the earlier of the Effective Date or the date payment was made in the event payment on a Claim was made prior to the Effective Date.  No Distributions shall be made on account of Postpetition Interest on any Allowed Claim until such time as the holder of such Allowed Claim provides any required Tax information, as described in greater detail in Section VI.G.3.

76.           “Prepetition Agent” means Wachovia Bank, National Association (formerly The Chase Manhattan Bank), in its capacity as administrative agent for the Prepetition Loan Agreement.

77.           “Prepetition Loan Agreement” means, the Loan and Security Agreement, dated June 29, 2005, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of July 26, 2005, Amendment No. 2 to Loan and Security Agreement, dated as of December 31, 2005, Amendment No. 3 to Loan and Security Agreement, dated as of April 25, 2006, Amendment No. 4 to Loan and Security Agreement, dated as of June 14, 2006, and Amendment No. 5 to Loan and Security Agreement, dated as of October 31, 2006, by and among the Prepetition Agent for the lenders under the Loan and Security Agreement, and the Debtors and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto.

78.           “Priority Non-Tax Claim” means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

79.           “Priority Tax Claim” means a Claim for taxes that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

80.           “Professional” means any professional employed in the Reorganization Cases pursuant to sections 327, 328, or 363 of the Bankruptcy Code or any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

81.           “Quarterly Distribution Date” means the last Business Day of the month following the end of each calendar quarter after the Effective Date when Distributions will be made in accordance with Sections VI.G.2. and VII.D.; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date shall be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter including the Effective Date.

82.           “Ratification and Amendment Agreement” means the agreement dated May 17, 2007, by and among the Debtors, the Prepetition Agent and certain other lenders, which ratified, extended, adopted and amended the Prepetition Loan Agreement and the other existing loan, financing and security agreements by and among the Debtors, the Prepetition Agent and certain other lenders, pursuant to which the Prepetition Agent and the lenders provided the Debtors a revolving credit and letter of credit facility in an amount not to exceed an aggregate principal of $105 million at any time.

83.           “Reclamation Claim” means a Claim for reclamation in accordance with sections 503(b)(9) or 546(c) of the Bankruptcy Code and/or section 2-702 of the Uniform Commercial Code or other applicable state law.  Reclamation Claims shall be treated under the Plan as General Unsecured Claims and shall receive Postpetition Interest as General Unsecured Claims.

84.           “Recovery Actions” means, collectively and individually, any and all claims or causes of action that could be asserted by a Debtor, including, without limitation, preference actions, fraudulent conveyance actions and other claims or causes of action under sections 510, 544, 548, 549 and 550 of the Bankruptcy Code and other similar state law claims and causes of action.

85.           “Reinstated” or “Reinstatement” means rendering an Allowed Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Interest will be Reinstated, such Allowed Claim or Interest will be Reinstated, at the applicable Reorganized Debtor’s sole discretion, in accordance with one of the following:

(a)           The legal, equitable and contractual rights to which such Allowed Claim or Interest entitles the holder will be unaltered; or

(b)           Notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed Claim or Interest to demand or receive accelerated payment of such Allowed Claim or Interest after the occurrence of a default:

(i)           any such default that occurred before or after the commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

(ii)           the maturity of such Allowed Claim or Interest as such maturity existed before such default will be reinstated;

(iii)           the holder of such Allowed Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

(iv)           the legal, equitable or contractual rights to which such Allowed Claim or Interest entitles the holder of such Allowed Claim or Interest will not otherwise be altered.

86.           “Rejection Claim” means a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.  All such Claims shall be subject to the limitations set forth in sections 502(b)(6) and 502(b)(7) of the Bankruptcy Code and state law mitigation requirements, if any.

87.           “Reorganization Case” means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court; and (b) when used with reference to all Debtors, the jointly-administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

88.           “Reorganized . . .” means, when used in reference to a particular Debtor, such Debtor on and after the Effective Date.

89.           “Restructuring Transactions” means, collectively, those mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that the Debtors or Reorganized Debtors determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Debtors as contemplated by and consistent with the Plan.

90.           “Rights Offering” means the transferable rights to purchase the Secured Notes and the Warrants as described in Section IV.B.2. herein and the registration statement filed by the Debtors with the Securities and Exchange Commission on May 16, 2008.

91.           “Rights Offering Record Date” means the record date established by the Bankruptcy Court setting forth the record date for participation in the Rights Offering.

92.           “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors on or about June 11, 2007 with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code, as the same may have been or may be amended, restated, modified or supplemented.

93.           “Secured Claim” means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

94.           “Secured Notes” means the $20 million in face amount of floating rate secured notes to be issued with the Rights Offering.

95.           “Stock Interests in . . .” means, when used with reference to a particular Debtor or Debtors, the Interests in such Debtor or Debtors.

96.           “Stipulation of Amount and Nature of Claim” means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a holder of a Claim or Interest establishing the allowed amount or nature of such Claim or Interest that is (a) entered into in accordance with any Claim settlement procedures established in these Reorganization Cases, (b) permitted or contemplated by the Plan or (c) approved by order of the Bankruptcy Court.

97.           “Subsidiary Debtors” means all of the Debtors other than Hancock Fabrics, Inc.

98.           “Tax” means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other Entity.

99.           “Term Loan Agreement” means the agreement by and among Debtors and Ableco Finance, LLC as agent and lender, by which Ableco Finance, LLC and certain other lenders from time-to-time provided the Debtors with post-petition loans, advances and other financial accommodations in an amount not to exceed an aggregate principal amount of $17.5 million.

100.           “Term Loan Claim” means a Claim arising under the Term Loan Agreement.

101.           “Third Party Disbursing Agent” means an Entity designated by the Reorganized Debtors to act as a Disbursing Agent pursuant to Section VI.B.

102.           “Timely Claim” means a Claim for which a proof of Claim or request for payment of Administrative Claim was filed by the applicable Bar Date or is otherwise determined to be timely filed by a Final Order of the Bankruptcy Court.

103.           “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is or was subject to assumption or rejection under section 365 of the Bankruptcy Code during the Reorganization Cases.

104.           “U.S. Trustee” means the United States Trustee for the District of Delaware.

105.           “Warrants” means the five (5)-year warrants to purchase 9,500,000 shares of Common Stock to be issued pursuant to the Rights Offering and in connection with the Backstop Fee.

B.	Rules of Interpretation and Computation of Time

1.	Rules of Interpretation

For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an Entity as a holder of a Claim or Interest includes that Entity’s predecessors, successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words “herein,” “hereunder” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) the words “includes” or “including” are not limiting; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (i) subject to the provisions of any contract, incorporation documents, operating agreements, by-laws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; (j) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (k) to the extent not inconsistent with the Plan, terms used in this Plan that are not otherwise defined herein shall be interpreted as such terms are interpreted under the Bankruptcy Code and the Bankruptcy Rules.

2.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

CLASSES OF CLAIMS AND INTERESTS

All Claims and Interests, except Administrative Claims (including Administrative Trade Claims, Cure Amount Claims, and Fee Claims) and Priority Tax Claims, are placed in the Classes set forth immediately below.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section III.A., have not been classified and thus are excluded from the Classes listed below. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

1.	Class 1: Secured Claims. Secured Claims against any Debtor.

2.	Class 2: Priority Non-Tax Claims. Priority Non-Tax Claims against any Debtor.

3.	Class 3: General Unsecured Claims. General Unsecured Claims, including Deficiency Claims, Insured Claims, Litigation Claims, Reclamation Claims and Rejection Claims, against any Debtor.

4.	Class 4: Intercompany Claims. Intercompany Claims against any Debtor that are not Administrative Claims.

5.	Class 5: Stock Interests in Subsidiary Debtors. Interests in any Subsidiary Debtor.

6.	Class 6: Stock Interests in Hancock Fabrics, Inc. Interests in Hancock Fabrics, Inc.

ARTICLE VIII

TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims

1.	Payment of Administrative Claims

(a)           Administrative Claims in General

Except as specified in Section III.A.1.(b) through (d), below, and subject to the bar date provisions contained in Section III.A.1.(e), below, unless otherwise agreed to by the holder of an Administrative Claim and the applicable Debtor(s) or Reorganized Debtor(s), each holder of an Allowed Administrative Claim shall receive cash in an amount equal to the Allowed Administrative Claim, in full satisfaction of its Allowed Administrative Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date as set forth in Sections VI.G.2. and VII.D. after an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.

(b)           Statutory Fees

On or before the Effective Date, Allowed Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930, as determined at the Confirmation Hearing by the Bankruptcy Court, shall be paid in cash equal to the amount of such Allowed Administrative Claims by the appropriate Debtors or Reorganized Debtors.  All fees arising after the Effective Date and payable pursuant to 28 U.S.C. § 1930 shall be paid by the Reorganized Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

(c)           Ordinary Course Liabilities

Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Allowed Administrative Trade Claims, any Allowed Intercompany Claims that are Administrative Claims, Allowed Administrative Claims of governmental units for Taxes (including Tax audit Claims related to Tax years or portions thereof commencing after the Petition Date) and Allowed Cure Amount Claims arising from those contracts and leases of the kind described in Section V.B., shall be satisfied by the applicable Reorganized Debtor(s) pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims or further approval of the Bankruptcy Court.

(d)           Claims Under the Ratification and Amendment Agreement and the Term Loan Agreement

On the Effective Date, any Allowed Administrative Claim that is a Credit Facility Claim or Term Loan Claim shall receive cash in an amount equal to the Allowed Credit Facility Claim or Allowed Term Loan Claim, plus Postpetition Interest, in full satisfaction of its Allowed Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s).

(e)           Bar Dates for Administrative Claims

(i)           General Bar Date Provisions

Except as otherwise provided in Section III.A.1.(e)(ii) below, unless previously filed, requests for payment of Administrative Claims (except for Fee Claims) for the period of June 5, 2007 through the Effective Date, must be filed and served on the Reorganized Debtors and, prior to the Effective Date, the Committees pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than thirty (30) days after the Effective Date.  Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the applicable Bar Date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests must be filed and served on the requesting party, the Reorganized Debtors and, prior to the Effective Date, the Committees by the Claims Objection Bar Date.

(ii)           Bar Dates for Certain Administrative Claims

A.	Professional Compensation

Professionals or other Entities asserting a Fee Claim for services rendered from the Petition Date to the Effective Date must file with the Bankruptcy Court and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court a Final Fee Application no later than forty-five (45) days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered from the Petition Date to the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order.  A Professional may include any outstanding, non-filed monthly or interim request for payment of a Fee Claim pursuant to the Fee Order in its Final Fee Application.  Objections to any Final Fee Application must be filed with the Bankruptcy Court and served on the requesting party, the Reorganized Debtors, and, prior to the Effective Date, the Committees within thirty (30) days after the filing of the applicable Final Fee Application. To the extent necessary, the Confirmation Order or any other order with respect to a Final Fee Application shall amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.  Any pending, filed interim requests for a Fee Claim pursuant to the Fee Order shall be resolved in the ordinary course in accordance with the Fee Order or, if sooner, in connection with the particular Professional’s Final Fee Application.

B.	Ordinary Course Liabilities

Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, any Intercompany Claims that are Administrative Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims relating to Tax years or portions thereof commencing after the Petition Date) and Administrative Claims arising from those contracts and leases entered into after the Petition Date by any Debtor as described in Section V.F., shall not be required to file or serve any request for payment of such Administrative Claims.  Such Administrative Claims shall be satisfied pursuant to Section III.A.1.(c).

C.	Claims Under the Ratification and Amendment Agreement and Term Loan Agreement

Holders of Administrative Claims that are Credit Facility Claims or Term Loan Claims shall not be required to file or serve any request for payment of such Claims. Such Administrative Claims shall be satisfied pursuant to Section III.A.1.(d).

2.	Payment of Priority Tax Claims

(a)           Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor(s) or Reorganized Debtor(s), each holder of an Allowed Priority Tax Claim shall receive (i) cash in an amount equal to the Allowed Priority Tax Claim plus Postpetition Interest, in full satisfaction of its Allowed Administrative Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s) either (A) on the Effective Date or (B) if the Priority Tax Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date as set forth in Sections VI.G.2. and VII.D. after an order allowing such Priority Tax Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Priority Tax Claim; or (ii) if agreed by the applicable Debtor(s) or Reorganized Debtor(s) and the holder of the Priority Tax Claim, payment over a period ending not later than five (5) years after the Petition Date with a total cash value equal to the allowed amount of the Priority Tax Claim plus Postpetition Interest as of the Effective Date.

(b)           Other Provisions Concerning Priority Tax Claims

Notwithstanding the provisions of Section III.A.2.(a), any Claim on account of any penalty arising with respect to or in connection with an Allowed Priority Tax Claim that does not compensate the holder for actual pecuniary loss shall be treated as a Class 3 Claim, and the holder (other than as the holder of a Class 3 Claim) may not assess or attempt to collect such penalty from the Reorganized Debtors or their respective property.

B.	Classified Claims

1.    Class 1 Claims (Secured Claims) are unimpaired.  Each holder of an Allowed Secured Claim in Class 1 shall receive treatment in accordance with Option A or B below, at the option of the applicable Debtor(s) or Reorganized Debtor(s) either (a) on the Effective Date or (b) if the Secured Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date as set forth in Sections VI.G.2. and VII.D. after an order allowing such Secured Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Secured Claim, or unless otherwise agreed by the holder of a Secured Claim and the applicable Debtor(s) or Reorganized Debtor(s).  Any Allowed Deficiency Claim of a holder of an Allowed Secured Claim shall be entitled to treatment as an Allowed Class 3 Claim.

Option A: Secured Claims in Class 1 that are Allowed Secured Claims and with respect to which the applicable Debtor(s) or Reorganized Debtor(s) elects Option A shall receive Cash in an amount equal to the Allowed Secured Claim plus Postpetition Interest, in full satisfaction of its Allowed Secured Claim, on account of such Allowed Claim from such Reorganized Debtor(s), unless the holder of such Claim agrees to less favorable treatment.

Option B: Secured Claims in Class 1 that are Allowed Secured Claims and with respect to which the applicable Debtor(s) or Reorganized Debtor(s) elects Option B shall be Reinstated.

2.    Class 2 Claims (Priority Non-Tax Claims) are unimpaired.  Each holder of an Allowed Priority Non-Tax Claim in Class 2 shall receive cash in an amount equal to the Allowed Priority Non-Tax Claim plus Postpetition Interest, in full satisfaction of its Allowed Priority Non-Tax Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s), unless the holder of such Claim agrees to less favorable treatment either (a) on the Effective Date or (b) if the Priority Non-Tax Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date as set forth in Sections VI.G.2. and VII.D. after an order allowing such Priority Non-Tax Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor(s) and the holder of the Priority Non-Tax Claim.

3.    Class 3 Claims (General Unsecured Claims) are unimpaired.  Each holder of an Allowed General Unsecured Claim that is not a Litigation Claim in Class 3 shall receive cash in an amount equal to the Allowed General Unsecured Claim plus Postpetition Interest, in full satisfaction of its Allowed General Unsecured Claim, on account of such Allowed Claim from the appropriate Reorganized Debtor(s), unless the holder of such Claim agrees to less favorable treatment, either (a) on the Effective Date or (b) if the General Unsecured Claim is not allowed as of the Effective Date, on the next applicable Quarterly Distribution Date as set forth in Sections VI.G.2. and VII.D. after an order allowing such General Unsecured Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor(s) and the holder of the General Unsecured Claim.  On the Effective Date, any General Unsecured Claim that is a Litigation Claim and is a Timely Claim shall be Reinstated in accordance with Section VII.A.3.; provided, however, that any Litigation Claim that has been liquidated by agreement of the applicable Debtor(s) or Reorganized Debtor(s) and the holder of the Litigation Claim shall be paid as provided in any such agreement.

4.    Class 4 Claims (Intercompany Claims) are unimpaired. On the Effective Date, Intercompany Claims that are not Administrative Claims shall be Reinstated.

5.    Class 5 Interests (Stock Interests in Subsidiary Debtors) are unimpaired. On the Effective Date, Stock Interests in Subsidiary Debtors shall be Reinstated, and the holders of Stock Interests in Subsidiary Debtors shall retain such Interests.

6.    Class 6 Interests (Stock Interests in Hancock Fabrics, Inc.) are unimpaired.  On the Effective Date, Stock Interests in Hancock Fabrics, Inc. shall be Reinstated, and the holders of Stock Interests in Hancock Fabrics, Inc. shall retain such Interests.  Certain holders of Class 6 Interests will also have the right to participate in the Rights Offering.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Corporate Existence and Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein (and subject to the Restructuring Transaction provisions of Section IV.B., each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate or other business Entity, with all the powers of a corporation or company under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.  Except as otherwise provided herein, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, Encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for Professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Final Fee Applications) without application to the Bankruptcy Court.

B.	Restructuring Transactions

1.	Restructuring Transactions Generally

On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors, after consultation with the Committees prior to the Effective Date, may enter into such Restructuring Transactions and may take such actions as the Debtors or Reorganized Debtors may determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors, to the extent not inconsistent with any other terms of the Plan. Such Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate without further order of the Bankruptcy Court.  The actions to effect these transactions may include, but shall not be limited to: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (d) the taking of all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

2.	The Rights Offering

In connection with the Plan, holders of Class 6 Interests who owned at least 970 shares of common stock of Hancock Fabrics, Inc. on the Rights Offering Record Date will be offered the right to participate pro rata in a Rights Offering for the sale of $20 million in face amount of Secured Notes.  The Rights Offering will be fully backstopped by the Backstop Parties in accordance with the terms of the Backstop Agreement.  Holders of Class 6 Interests who elect to participate in the Rights Offering will also receive Warrants to purchase 400 shares of Common Stock for each $1000 worth of Secured Notes purchased.  The complete terms of the Rights Offering, the Secured Notes and the Warrants are as set forth in Exhibit IV.B.2.  In return for their agreement to Backstop the proceeds of the Rights Offering, the Backstop Parties shall receive the Backstop Fee, in the form of additional Warrants to purchase 1.5 million shares of Common Stock.  Holders of Class 6 Interests will indicate their election to participate in the Rights Offering as set forth in Exhibit IV.B.2.

3.	Obligations of Any Successor Corporation in a Restructuring or Other Transaction

In no case shall a Restructuring Transaction or any other restructuring or sale relieve the Reorganized Debtors or any successor to a Reorganized Debtor from performing the obligations of the applicable Reorganized Debtor pursuant to this Plan including, without limitation, to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor; provided, however, that a contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation may provide that another sufficiently-capitalized Reorganized Debtor or other entity will perform such obligations.

4.    Substantive Consolidation

For the administrative purposes of classification of Claims and making Distributions under the Plan only, the Debtors shall be deemed to have been substantively consolidated.  Thus, holders of Allowed Claims against one Debtor will receive the same treatment as holders of similarly classified Allowed Claims against any other Debtor.  Additionally, holders of Allowed Claims against multiple Debtors on account of guarantees and co-obligations of multiple Debtors will be entitled to only one Distribution from the Debtors’ Estates.  Because the Plan contemplates payment in full to all holders of Allowed Claims, this “deemed consolidation” is for administrative convenience only and no substantive rights of any holder of a Claim will be prejudiced thereby.

C.	Corporate Governance, Directors, Employment-Related Agreements and Compensation Programs and Corporate Action

1.	Certificates of Incorporation and By-Laws of the Reorganized Debtors

As of the Effective Date, the Certificates of Incorporation and the By-Laws of Reorganized Hancock Fabrics, Inc. and the Reorganized Subsidiary Debtors will be adopted substantially in the forms of Exhibits IV.C.1.(a) and IV.C.1.(b), respectively, with such changes as may be necessary to conform to the applicable law of the state of incorporation.  The initial Certificates of Incorporation and By-Laws of each Reorganized Debtor will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code.  After the Effective Date or the effective time of any applicable Restructuring Transaction, each such Entity may amend and restate its Certificates of Incorporation or By-Laws as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

2.	Directors and Officer of the Reorganized Debtors

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial members of the board of directors of each of the Reorganized Debtors will consist of: (a) Jane Aggers and (b) four directors selected by the Equity Committee in its sole discretion as listed on Exhibit IV.C.2.  The initial officers of each of the Reorganized Debtors will consist of the officers of each of the Debtors immediately prior to the Effective Date.

Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until the earlier of his or her death, resignation or removal in accordance with the terms of the Certificate of Incorporation and By-Laws of the respective Reorganized Debtor and state law.

On the Effective Date, a certain number of shares of Common Stock will be authorized for issuance to members of the boards of directors and officers of the Reorganized Debtors as part of such directors’ and officers’ compensation, in such a manner and in such amounts as are determined by the boards of directors of the respective Reorganized Debtors.  Also on the Effective Date, 3,150,000 shares of authorized but unissued Common Stock will be authorized to be issued under the Hancock Fabrics, Inc. 2001 Stock Incentive Plan, in such a manner and in such amounts as are determined by the boards of directors of the Reorganized Debtors.

3.	New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs

As of the Effective Date, the Reorganized Debtors shall have authority, as determined by each Reorganized Debtor’s board of directors, to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active and retired directors, officers and employees, subject to the terms and conditions of any such agreement; and (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees.

4.	Corporate Action

Pursuant to section 1142 of the Bankruptcy Code, section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state, the following actions (which will occur and be deemed effective as of the date specified in the documents effectuating the same or, if no date is so specified, the Effective Date) shall be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors or the Reorganized Debtors or any other person or entity: (a) the Restructuring Transactions; (b) the adoption of new or amended and restated Certificates of Incorporation and By-Laws for the Reorganized Debtors; (c) the initial selection of directors and officers for the Reorganized Debtors; (d) the authorization and/or issuance of any additional Common Stock, if necessary; (e) the Distribution of Cash pursuant to the Plan; (f) the filing of any necessary registration statements; (g) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; (h) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; (i) and other matters involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor; provided, however, that until the Effective Date, the Committees, shall be consulted about any of the foregoing to the extent such action would be out of the ordinary course of the Debtors’ business.

D.	Obtaining Cash for Plan Distributions and Transfers of Funds Among the Debtors and the Reorganized Debtors

The Debtors or Reorganized Debtors, as applicable, are authorized to execute and deliver any documents necessary or appropriate to obtain Cash for funding the Plan. All Cash necessary for the Reorganized Debtors to make Distributions and other payments pursuant to the Plan will be obtained through a combination of one or more of the following: (1) the Reorganized Debtors’ Cash balances and Cash from operations; (2) the proceeds of the Rights Offering and Exit Financing; (3) the proceeds of tax refunds; and (4) any other means of financing or funding that the Debtors or the Reorganized Debtors determine is necessary or appropriate.  Cash payments to be made pursuant to the Plan will be made by Reorganized Hancock Fabrics, Inc.; provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Reorganized Hancock Fabrics, Inc. to satisfy the Reorganized Debtors’ obligations under the Plan.  Any Intercompany Claims resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices.

E.	Authority of the Reorganized Debtors

On and after the Confirmation Date, the Reorganized Debtors shall be empowered and authorized to take or cause to be taken, all actions necessary or appropriate to enable them to effectively implement the provisions of the Plan; provided, however, that prior to the Effective Date, the Committees shall be consulted about any of the foregoing to the extent such action would be out of the ordinary course of the Debtors’ business.

F.	Preservation of Rights of Action; Settlement of Claims and Releases

1.	Preservation of Rights of Action by the Debtors and the Reorganized Debtors

Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code and to the fullest extent possible under applicable law, the Reorganized Debtors shall retain and may enforce, and shall have the sole right to enforce, any claims, demands, rights and causes of action that any Debtor or its Estate holds or may hold against any Entity, including any Recovery Actions and any currently pending actions. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action.  Further, the Reorganized Debtors retain their right to file and pursue, and shall have the sole right to file and pursue, any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor and any actions against any Non-Released Party.  Notwithstanding the foregoing, on the Effective Date, the Reorganized Debtors shall be deemed to waive and release any actions arising under section 547 of the Bankruptcy Code relating to any preference actions held by any Debtor or its Estate or any Reorganized Debtor against any Entity.

2.	Comprehensive Settlement of Claims and Controversies

Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IV.F.3., shall constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Claim, Interest, or any Distribution to be made pursuant to the Plan on account of any Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

3.	Releases

(a)           Release by the Debtors and Reorganized Debtors

WITHOUT LIMITING ANY APPLICABLE PROVISIONS OF OR RELEASES CONTAINED IN THE PLAN, AS OF THE EFFECTIVE DATE, THE DEBTORS AND THE REORGANIZED DEBTORS, ON BEHALF OF THEMSELVES AND THEIR AFFILIATES, THE ESTATES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS AND ANY AND ALL ENTITIES WHO MAY PURPORT TO CLAIM BY, THROUGH, FOR OR BECAUSE OF THEM, SHALL UNCONDITIONALLY RELEASE, AND HEREBY ARE DEEMED TO FOREVER RELEASE UNCONDITIONALLY, EACH OF THE EXCULPATED PARTIES FROM ANY AND ALL CLAIMS, DEBTS, OBLIGATIONS, DEMANDS, LIABILITIES, SUITS, JUDGMENTS, DAMAGES, RIGHTS AND CAUSES OF ACTION, WHATSOEVER (OTHER THAN THE RIGHT TO ENFORCE THE OBLIGATIONS UNDER THE CONFIRMATION ORDER AND THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS AND DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE DEBTORS’ BANKRUPTCY CASES, THE PLAN, OR THE DISCLOSURE NOTICE (WHICH RELEASE SHALL BE IN ADDITION TO THE DISCHARGE OF CLAIMS PROVIDED HEREIN AND UNDER THE CONFIRMATION ORDER AND THE BANKRUPTCY CODE); PROVIDED, HOWEVER, THAT SUCH RELEASES SHALL NOT AFFECT IN ANY WAY ANY CLAIMS AGAINST NON-RELEASED PARTIES.

IN ADDITION, ON THE EFFECTIVE DATE, THE REORGANIZED DEBTORS SHALL BE DEEMED TO WAIVE AND RELEASE ANY RECOVERY ACTIONS ARISING UNDER SECTION 547 OF THE BANKRUPTCY CODE RELATING TO ANY PREFERENCE ACTIONS HELD BY ANY DEBTOR OR ITS ESTATE OR ANY REORGANIZED DEBTOR AGAINST ANY ENTITY; PROVIDED, HOWEVER, THAT SUCH RELEASES SHALL NOT AFFECT IN ANY WAY ANY CLAIMS AGAINST NON-RELEASED PARTIES.

(b)           Injunction Related to Releases

As further provided in Section IX.B., the Confirmation Order shall permanently enjoin the commencement or prosecution by any Entity, whether directly, derivatively or otherwise, of any Liability released pursuant to the Plan.

G.	Continuation of Certain Employee, Retiree and Workers’ Compensation Benefits

1.	Employee Benefits

From and after the Effective Date, the Reorganized Debtors intend to continue (or continue as modified or replaced) their existing employee benefit policies, plans and agreements.

2.	Retiree Benefits

From and after the Effective Date, the Reorganized Debtors intend to continue (or continue as modified or replaced) their existing retiree benefit policies, plans and agreements.

For the purposes of this section, all obligations and rights under any existing pension plans guaranteed by the PBGC shall be considered to be assumed by the Reorganized Debtors in accordance with section 365 of the Bankruptcy Code on the Effective Date.  The Reorganized Debtors will continue to be the contributing sponsor of the Pension Plan, a defined benefit pension plan covered by ERISA.  Reorganized Hancock Fabrics, Inc. will continue to satisfy the minimum funding requirements of ERISA and Section 430 of the Internal Revenue Code and administer the Pension Plan in accordance with its terms and the provisions of ERISA and the Internal Revenue Code.  No provision of the Plan, the Confirmation Order, or Section 1141 of the Bankruptcy Code, shall, or shall be construed to, discharge, release, or relieve the Debtors or any other party, in any capacity, from any liability with respect to funding the Pension Plan under any law, governmental policy, or regulatory provision.  Neither the PBGC nor the Pension Plan shall be enjoined from enforcing such liability as a result of the Plan’s provisions for satisfaction, release and discharge of claims.

3.	Workers’ Compensation Benefits

From and after the Effective Date, the Reorganized Debtors intend to continue to pay valid Claims arising before the Petition Date under the Debtors’ workers’ compensation programs.

H.	Special Provisions Regarding Insured Claims and Insurance Policies

1.	Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims

Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law.  Nothing in this Section IV.H.1. shall constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any Entity may hold against any other Entity, including the Debtors’ insurance carriers.

2.              Reinstatement and Continuation of Insurance Policies

From and after the Effective Date, each of the Debtors’ insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with its terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Section V.A.

3.	Insurance Neutrality

(a)           Notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order (including any other provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing the insurers’ legal, equitable or contractual rights, if any, with respect to any claims. The rights of insurers shall be determined under the relevant insurance policies or insurance settlements, as applicable, and under applicable law.

(b)           Nothing in the Plan, including the injunction, exculpation and release provisions contained in Sections IV.F.3., IX.A., IX.B. and IX.C., or in the Confirmation Order shall preclude any Entity from asserting in any proceeding any and all claims, defenses, rights or causes of action that it has or may have under or in connection with any insurance policy or any insurance settlement agreement.  Nothing in the Plan or the Confirmation Order shall be deemed to waive any claims, defenses, rights or causes of action that any Entity has or may have under the provisions, terms, conditions, defenses or exclusions contained in such insurance policy or insurance settlement agreements.

I.	Cancellation and Surrender of Instruments, Securities and Other Documentation

Except as otherwise provided in the Plan or in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III, agreements, contracts, instruments and other documents evidencing Secured Claims that are not Reinstated shall be canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor, and the obligations of the Debtors under such agreements, contracts, instruments and other documents shall be discharged.  The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan.

J.	Release of Liens and Escrows

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.  In addition, all reserves, escrows and other deposits, held by the Debtors or by another party, for adequate assurance of performance or any similar reason shall be released and transferred to the Reorganized Debtors as soon as reasonable practicable after the Effective Date; provided, however, that any reserves established for Disputed Claims during the Reorganization Cases shall only be released and transferred to the Reorganized Debtors in accordance with the orders establishing such reserves.  To the extent that any escrow or deposit held by a third party is not turned over to the Reorganized Debtors within ten (10) days of the Effective Date, and such failure to do so is in contravention of applicable law, the Reorganized Debtors shall not make any Distribution on any Claim or Interest held by such third party.

K.	Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes

The officers and directors of each Debtor or Reorganized Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such other actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan.  The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(a) of the Bankruptcy Code, the following shall not be subject to any stamp tax or similar tax: (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring Transaction; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale or assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

ARTICLE V

TREATMENT OF EXECUTORY
CONTRACTS AND UNEXPIRED LEASES

A.	Executory Contracts and Unexpired Leases to Be Assumed

1.	Assumption Generally

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, each Debtor or Reorganized Debtor shall assume all Executory Contracts and Unexpired Leases (including any and all rights under any contract or agreement) to which it is a party or beneficiary except for those Executory Contracts and Unexpired Leases (a) listed on Exhibit V.C. to the Plan (which may be amended at any time prior to the Effective Date or (b) previously assumed or rejected by the Debtors pursuant to a Final Order.  Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtors in the ordinary course of their business.  Executory Contracts and Unexpired Leases assumed during the Reorganization Cases, unless assumed and assigned, or on the Effective Date will also be performed by the Reorganized Debtors in the ordinary course of their business.  Additionally, for the avoidance of doubt, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, each Debtor or Reorganized Debtor shall assume any and all subleases in effect as of the Petition Date where a Debtor or Reorganized Debtor is the sublessor, unless such sublease has been previously assumed or rejected by the Debtors pursuant to a Final Order.

Notwithstanding anything to the contrary in any contract, agreement or lease to which a Debtor or Reorganized Debtor is a party, (i) the transactions contemplated by the Plan and (ii) the consequences of the Plan’s implementation shall not trigger any change in control or similar provisions and shall not be voided by any restraints against assignment in any contract, agreement or lease governed by the Plan.

2.	Assumptions of Executory Contracts and Unexpired Leases

Each Executory Contract or Unexpired Lease assumed under Section V.A.1. shall include any modifications, amendments, supplements or restatements to such contract or lease.

3.	Assignments Related to the Restructuring Transactions

As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or another surviving, resulting or acquiring corporation as a result of a Restructuring Transaction, shall be deemed assigned to the applicable Entity, pursuant to section 365 of the Bankruptcy Code.

4.	Approval of Assumptions and Assumption Procedures

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described in Section V.A.1., pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The appropriate procedures for assumption of an Executory Contract or Unexpired Lease are as follows:

(a)           After entry of the Confirmation Order, the Debtors shall serve upon each party to an Executory Contract or Unexpired Lease being assumed pursuant to the Plan notice of: (i) the contract or lease being assumed or assumed and assigned; (ii) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (iii) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

(b)           Any entity wishing to object to (i) the proposed assumption of an Executory Contract or Unexpired Lease under the Plan or (ii) the proposed amount of the related Cure Amount Claim must file with the Bankruptcy Court and serve on counsel to the Debtors and, prior to the Effective Date, the Committees, a written objection setting forth the basis for the objection within twenty (20) days of service of the notice described in Section V.A.4.(a).

(c)           If no objection to the proposed assumption or Cure Amount Claim is timely and properly filed with the Bankruptcy Court and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease: (i) the proposed assumption of the Executory Contract or Unexpired Lease shall be approved in accordance with the Plan and the Confirmation Order, effective as of the Effective Date, without further action of the Bankruptcy Court; and (ii) the Cure Amount Claim identified by the Debtors in the notice shall be fixed and shall be paid in accordance with the Plan on or after the Effective Date, without further action of the Bankruptcy Court, to the appropriate contract or lease party identified on the notice.

(d)           If an objection to the proposed assumption or Cure Amount Claim is timely and properly filed with the Bankruptcy Court and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease, the Debtors or Reorganized Debtors, as applicable, and the objecting party may resolve such objection by stipulation, without further action of the Bankruptcy Court.

(e)           If an objection to the proposed assumption or Cure Amount Claim is timely and properly filed with the Bankruptcy Court and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease and the parties are unable to resolve such objection: (i) the Debtors or Reorganized Debtors may file with the Bankruptcy Court a reply to such objection no later than thirty (30) days after the filing and service of such objection and ask the Bankruptcy Court to schedule a hearing on the particular objection and the related reply at an appropriate time; or (ii) the Debtors or Reorganized Debtors, as applicable, may designate the Executory Contract or Unexpired Lease underlying such objection for rejection pursuant to Section V.C. and amend Exhibit V.C. accordingly.

B.	Payments Related to the Assumption of Executory Contracts and Unexpired Leases

To the extent that such Claims constitute monetary defaults, any Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor assuming such contract or lease or the assignee of such Debtor or Reorganized Debtor: (1) by payment of the Cure Amount Claim in Cash on the Effective Date or (2) on such other terms as are agreed to by the respective Debtor and the counterparty to such Executory Contract or Unexpired Lease.  Pursuant to section 365(b)(2)(D) of the Bankruptcy Code, no Cure Amount Claim shall be allowed for a penalty rate or other form of default rate of interest. If there is a dispute regarding: (1) the amount of any Cure Amount Claim; (2) the ability of the applicable Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (3) any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.  For assumptions of Executory Contracts or Unexpired Leases between the Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or a Distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in Cash.

C.	Executory Contracts and Unexpired Leases to Be Rejected and Rejection Procedures

On the Effective Date, each Executory Contract and Unexpired Lease listed on Exhibit V.C. shall be rejected pursuant to section 365 of the Bankruptcy Code. Each contract and lease listed on Exhibit V.C. shall be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease.  Listing a contract or lease on Exhibit V.C. shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.  The appropriate procedures for rejection of an Executory Contract or Unexpired Lease are as follows:

1.           After the entry of the Confirmation Order, the Debtors shall serve upon each party to an Executory Contract or Unexpired Lease being rejected pursuant to the Plan notice of such proposed rejection.

2.           Any entity wishing to object to the proposed rejection of an Executory Contract or Unexpired Lease under the Plan must file with the Bankruptcy Court and serve on counsel to the Debtors and, prior to the Effective Date, the Committees a written objection setting forth the basis for the objection within twenty (20) days of service of the notice described in Section V.C.1.

3.           If no objection to the proposed rejection is timely and properly filed and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease, the proposed rejection of the applicable Executory Contract or Unexpired Lease shall be approved in accordance with the Plan and the Confirmation Order, effective as of the Effective Date, without further action of the Bankruptcy Court.

4.           If an objection to the proposed rejection is timely and properly filed and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease, the Debtors or Reorganized Debtors, as applicable, and the objecting party may resolve such objection by stipulation, without further action of the Bankruptcy Court.

5.           If an objection to the proposed rejection is timely and properly filed and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease and the parties are unable to resolve such objection, the Debtors or Reorganized Debtors, as applicable, may file a reply to such objection with the Bankruptcy Court no later than thirty (30) days after the filing and service of such objection and ask the Court to schedule a hearing on the particular objection and the related reply at an appropriate time.

D.	Bar Date for Rejection Damages

Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease gives rise to a Rejection Claim by the other party or parties to such contract or lease, such Rejection Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, within: (1) sixty (60) days after the Effective Date if such Executory Contract or Unexpired Lease is listed on Exhibit V.C.1. or (2) thirty (30) days after the date of entry of an Order rejecting such Executory Contract or Unexpired Lease if such Executory Contract or Unexpired Lease is not listed on Exhibit V.C.1.

E.	Obligations to Indemnify or Provide Advancement to Directors, Officers and Employees

The obligations of each Debtor or Reorganized Debtor to indemnify or provide advancement to any person serving as one of its directors, officers or employees prior to or following the Petition Date by reason of such person’s prior or future service in such capacity to the extent provided in the applicable Certificates of Incorporation, By-Laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, shall be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification and advancement obligations shall survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification or advancement is owed for an act or event occurring before or after the Petition Date.

F.	Contracts and Leases Entered Into After the Petition Date

Notwithstanding any other provisions of the Plan, contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, shall be performed by the Debtor or Reorganized Debtor liable thereunder in accordance with the terms and conditions of such contracts and leases in the ordinary course of its business; provided, however, that nothing in this paragraph shall affect the limitations on a rejection claim for a previously assumed nonresidential real property lease under section 503(b)(7) of the Bankruptcy Code. Accordingly, such contracts and leases and other obligations (including any assumed Executory Contracts and Unexpired Leases) shall survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the Plan, Distributions to be made on the Effective Date to holders of Claims that are Allowed Claims as of the Effective Date shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (1) the time set forth in Section VI.G.1. or (2) such later date when the applicable conditions of Section V.B. (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.D.2. (regarding undeliverable Distributions), or Section VI.G.3. (regarding compliance with Tax requirements) are satisfied.  Distributions on account of Claims that become Allowed Claims after the Effective Date shall be made pursuant to Section VI.G.3.  Any Claim that is disallowed by order of the Bankruptcy Court or for which the underlying liability is found not to be a liability of the Debtors by any other court prior to the Effective Date shall be deemed disallowed (to the extent not already disallowed) as of the Effective Date without the necessity for further Bankruptcy Court approval and the holder of any such Claim shall not be entitled to any Distributions under the Plan.

B.	Method of Distributions to Holders of Claims

Reorganized Hancock Fabrics, Inc. or such Third Party Disbursing Agents as Reorganized Hancock Fabrics, Inc. may employ in its sole discretion shall make all Distributions of Cash and other instruments or documents required under the Plan. Each Disbursing Agent shall serve without bond, and any Disbursing Agent may employ or contract with other Entities to assist in or make the Distributions required by the Plan.

C.	Compensation and Reimbursement for Services Related to Distributions

Each Third Party Disbursing Agent providing services related to Distributions pursuant to the Plan shall receive from Reorganized Hancock Fabrics, Inc., without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with Reorganized Hancock Fabrics, Inc. and shall not be deducted from Distributions to be made pursuant to the Plan to holders of Allowed Claims receiving Distributions from a Third Party Disbursing Agent.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions

Distributions to holders of Allowed Claims shall be made by a Disbursing Agent (a) to the addresses set forth on the respective proofs of Claim filed by holders of such Claims; (b) to the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of filing of any related proof of Claim; or (c) to the addresses reflected in the applicable Debtor’s Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address.  The Disbursing Agent shall make reasonable efforts to determine the correct addresses for the Distributions to holders of Allowed Claims.

2.	Undeliverable Distributions Held by Disbursing Agents

(a)           Holding and Investment of Undeliverable Distributions

If any Distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further Distributions shall be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder’s then-current address. Undeliverable Distributions shall remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.D.2.(a) until such time as a Distribution becomes deliverable, subject to Section VI.D.2.(c).  Undeliverable Cash Distributions shall be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Reorganized Debtors’ investment and deposit guidelines.

(b)           After Distributions Become Deliverable

On each Quarterly Distribution Date, the applicable Disbursing Agents shall make all Distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter, to the extent not distributed earlier at the discretion of the applicable Disbursing Agent.

(c)           Failure to Claim Undeliverable Distributions

Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable Distribution to be made by a Disbursing Agent within six (6) months after the later of (i) the Effective Date or (ii) the last date on which a Distribution was attempted to be made to such holder shall have its claim for such undeliverable Distribution discharged and shall be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Unclaimed Distributions shall become property of Reorganized Hancock Fabrics, Inc., free of any restrictions thereon, and any such Distributions held by a Third Party Disbursing Agent shall be returned to Reorganized Hancock Fabrics, Inc. Subject to Section VI.D.1, nothing contained in the Plan shall require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

E.	Distribution Record Date

1.           A Disbursing Agent shall have no obligation to recognize the transfer of, or the sale of any participation in, any Claim that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make Distributions only to those holders of Allowed Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.

2.           As of the close of business on the Distribution Record Date, the respective transfer or Claims registers as maintained by the Debtors or the Claims Agent, as applicable, shall be closed and any transfer of any Claim or interest therein shall be prohibited. The applicable Disbursing Agent shall have no obligation to recognize the transfer or sale of any Claim that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make Distributions only to those holders of Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

3.           Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date shall be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.  No Debtor, Reorganized Debtor, or Disbursing Agent shall have any liability arising from or related to a dispute between the transferee and transferor of a claim transferred pursuant to Bankruptcy Rule 3001.

F.	Means of Cash Payments

Except as otherwise specified herein, Cash payments made pursuant to the Plan to holders of Claims shall be in U.S. currency by checks drawn on a domestic bank selected by Reorganized Hancock Fabrics, Inc. or, at the option of Reorganized Hancock Fabrics, Inc., by wire transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Claims may be made, at the option of Reorganized Hancock Fabrics, Inc., in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G.	Timing and Calculation of Amounts to Be Distributed

1.	Timing of Distributions Under the Plan

Any Distribution to be made by any Debtor or Reorganized Debtor pursuant to the Plan shall be deemed to have been timely made if made within thirty (30) days after the time specified therefore in the Plan.  Except as otherwise provided in the Plan, no interest shall accrue or be paid with respect to any Distribution as a consequence of such Distribution not having been made on the Effective Date.  If a Distribution on an Allowed Claim is not made within the thirty (30) days specified in this Section VI.G.1, as provided above, Postpetition Interest on such Allowed Claim shall accrue through date on which a Distribution on account of such Allowed Claim is made.

2.	Allowed Claims

On the Effective Date, each holder of an Allowed Claim shall receive the full amount of the Distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, Distributions also shall be made pursuant to Section VII.D. to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter, to the extent not distributed earlier at the sole discretion of the applicable Disbursing Agent. Such quarterly Distributions also shall be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

3.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, each Disbursing Agent shall comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Each Disbursing Agent shall be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

Without limiting the generality of the foregoing, in accordance with the Internal Revenue Code’s backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to Distributions made pursuant to the Plan, unless the holder (i) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (ii) provides at the applicable Disbursing Agent’s request a completed IRS Form W-9 (or substitute therefore) on which the holder includes a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income. Among other things, to receive any Postpetition Interest, if requested by a Disbursing Agent, a holder of an Allowed Claim shall be required to establish an exemption from backup withholding or to make arrangements with respect to the payment of backup withholding. Non-U.S. holders may be required by the applicable Disbursing Agent to provide a completed IRS Form W-8 to establish an exemption from withholding or a treaty-reduced rate of withholding on interest distributed pursuant to the Plan. No Distributions on account of Postpetition Interest shall be made to a holder of an Allowed Claim until such time as the holder of such Claim establishes exemption from withholding or provides the relevant IRS Form W-8 or W-9, as applicable.  The Disbursing Agent shall provide or make available the necessary forms to comply with this Section sufficiently in advance of the Effective Date.

Notwithstanding any other provision of the Plan, each Entity receiving a Distribution of Cash pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such Distribution, including income, withholding and other Tax obligations.

H.	Setoffs

Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant to the Plan on account of such Claim (before any Distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against the holder of such a claim.

I.	Allocation of Payments

Amounts paid to holders of Claims in satisfaction thereof shall be allocated first to the principal amounts of such Claims, with any excess being allocated to interest that has accrued on such Claims but remains unpaid.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.	Prosecution of Objections to Claims

1.	Objections to Claims

Objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if filed prior to the Effective Date, such objections shall be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been filed with the Bankruptcy Court to a proof of Claim or an amendment has not been made to the Schedules with respect to a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or Schedules relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier.

2.	Authority to Prosecute Objections

Prior to the Effective Date, the Debtors shall have the authority to file (if applicable), settle, compromise, withdraw or litigate to judgment objections to all Claims in accordance with the Bankruptcy Code, Bankruptcy Rules or any order approved by the Bankruptcy Court.  After the Effective Date, the Reorganized Debtors shall have the authority to file (if applicable), settle, compromise, withdraw or litigate to judgment objections to all Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court.  After the Effective Date, the Reorganized Debtors may settle, compromise or otherwise resolve any Disputed Claim or any objection or controversy relating to any Claim without approval of the Bankruptcy Court.

3.	Liquidation and Resolution of Litigation Claims

Any unliquidated or disputed Litigation Claim that is a Timely Claim shall be liquidated, in accordance with applicable law, in: (a) the Bankruptcy Court or (b)(i) the court in which it is pending on the Effective Date or (ii) if no action was pending on the Effective Date, any court of appropriate jurisdiction.  This Section VII.A.3. is without prejudice to any party’s ability to request liquidation of a Claim in any applicable forum. If a Claim is to be liquidated in a court other than the Bankruptcy Court, upon the entry of an order of the Bankruptcy Court or the execution of a written agreement by the Reorganized Debtors and the particular claimant, the injunction provided under Section IX.B.1. shall be deemed modified solely to the extent necessary to allow the parties to liquidate the Litigation Claim in the applicable court. Notwithstanding the foregoing, at all times prior to or after the Effective Date, the Bankruptcy Court shall retain jurisdiction relating to Litigation Claims, including the Debtors’ right to have such Claims liquidated in the Bankruptcy Court pursuant to section 157(b)(2)(B) of title 28 of the United States Code, as may be applicable.  Any Litigation Claim liquidated pursuant to a judgment obtained in accordance with this Section VII.A.3. and applicable nonbankruptcy law that is no longer appealable or subject to review shall be deemed an Allowed General Unsecured Claim that is not a Litigation Claim in Class 3 against the applicable Debtor in such liquidated amount upon the agreement of the parties or order of the Bankruptcy Court and treated as set forth in Section III.B.3.  The holder of any Litigation Claim allowed in accordance with the procedures in this Section VII.A.3. shall be entitled to any interest on such Allowed Claim required by applicable law and awarded by a Final Order.  In the event a Litigation Claim is resolved pursuant to a judgment or order that: (a) is obtained in accordance with this Section VII.A.3.; (b) is no longer appealable or subject to review; and (c) provides for no recovery against the applicable Reorganized Debtor(s), such Litigation Claim shall be deemed a Disallowed Claim without the necessity for further Bankruptcy Court approval.  Nothing contained in this Section VII.A.3. shall constitute or be deemed a waiver of any claim, defense, setoff, or other rights or causes of action that a Debtor or Reorganized Debtor may have against any person or entity in connection with or arising out of any Litigation Claim.

4.	Authority to Amend Schedules

The Debtors or the Reorganized Debtors shall have the authority to amend the Schedules with respect to any Claim and to make Distributions based on such amended Schedules without approval of the Bankruptcy Court through the Claims Objection Bar Date.  The Debtors or the Reorganized Debtors may amend the Schedules after the Claims Objection Bar Date only upon order of the Bankruptcy Court.   If any such amendment to the Schedules reduces the amount of a Claim or changes the nature or priority of a Claim, the Debtor or Reorganized Debtor shall provide the holder of such Claim with notice of such amendment and such holder shall have twenty (20) days to file an objection to such amendment with the Bankruptcy Court. If no such objection is filed, the Debtor or Reorganized Debtor may proceed with Distributions based on such amended Schedules without approval of the Bankruptcy Court.

B.	Treatment of Disputed Claims

Except as provided in the following sentence, notwithstanding any other provisions of the Plan, no payments or Distributions shall be made on account of a disputed Claim until such Claim becomes an Allowed Claim.  Where only a portion of a Claim is disputed by the Debtor, (i) then the undisputed portion of such Claim shall be treated as an Allowed Claim under the Plan, and (ii) the disputed portion of such Claim shall be treated as a Disputed Claim under the Plan.

C.	Enforcement of Bar Date Order

In accordance with the Bar Date Order and section 502(b)(9) of the Bankruptcy Code, any Entity that failed to file a proof of Claim by the applicable Bar Date or was not otherwise permitted to file a proof of Claim after the applicable Bar Date by a Final Order of the Bankruptcy Court is and shall be barred, estopped and enjoined from asserting any Claim against the Debtors (1) in an amount that exceeds the amount, if any, that is identified in the Schedules on behalf of such Entity as undisputed, noncontingent and liquidated; or (2) of a different nature or a different classification than any Claim identified in the Schedules on behalf of such Entity.

All Claims filed after the applicable Bar Date and for which no Final Order has been entered by the Bankruptcy Court determining that such Claims were timely filed shall be disallowed and expunged without any further action required by the Debtors, the Reorganized Debtors or the Bankruptcy Court.  Any Distribution on account of such Claims shall be limited to the amount, if any, listed in the applicable Schedules as undisputed, noncontingent and liquidated.  The Debtors or Reorganized Debtors have no obligation to review and/or respond to any Claim that is not a Timely Claim unless: (i) the filer has obtained an order from the Bankruptcy Court authorizing it to file such Claim after the Bar Date; or (ii) the Reorganized Debtors have consented to the filing of such Claim in writing.

Nothing in this Section VII.C. shall be construed as preventing the Debtors or the Reorganized Debtors from objecting to any Claim on any grounds permitted by applicable bankruptcy or non-bankruptcy law.

D.	Distributions on Account of Disputed Claims Once Allowed

On each Quarterly Distribution Date, the applicable Disbursing Agent shall make all Distributions on account of any Disputed Claim that has become an Allowed Claim (or the previously disputed portion on any Disputed Claim that has become an Allowed Claim) during the preceding calendar quarter, to the extent not distributed earlier at the sole discretion of the applicable Disbursing Agent. Such Distributions shall be made pursuant to the provisions of the Plan governing the applicable Class.

E.	Disputed Claim Reserve

1.           Establishment of the Disputed Claims Reserve.  If, on the Disputed Claims Reserve Determination Date, the Disputed Claims Amount is $200,000 or greater, then the Reorganized Debtors shall establish the Disputed Claims Reserve in an amount equal to the Disputed Claims Reserve Amount; provided, however, that the Disputed Claims Reserve Amount shall not exceed $750,000.  For the avoidance of doubt, in the event the Disputed Claims Amount is less than $200,000 on the Disputed Claims Reserve Determination Date, no Disputed Claims Reserve will be established.

2.           Funding of the Disputed Claims Reserve.  If the Reorganized Debtors are required to establish the Disputed Claims Reserve pursuant to the previous paragraph, the Reorganized Debtors are authorized and directed to pay the Disputed Claims Reserve Funds into the registry of the Bankruptcy Court within five (5) business days of the Disputed Claims Reserve Determination Date without further motion or order of the Bankruptcy Court.  The Clerk of the Bankruptcy Court is authorized and directed without further motion or order of the Bankruptcy Court to (a) receive custody of the Disputed Claims Reserve Funds in the Bankruptcy Court registry’s account promptly upon tender of the Disputed Claims Reserve Funds by the Reorganized Debtors; (b) deposit the Disputed Claims Reserve Funds in a Deposit Instrument at Wilmington Trust Company, located in Wilmington, Delaware; (c) renew the Deposit Instrument, as necessary, until termination of the Disputed Claims Reserve as described below (d) recover the Clerk Fee, which Clerk Fee shall be assessed from interest earnings on the Deposit Instrument in accordance with the detailed fee schedule issued by the Director of the Administrative Office of the United States Courts; and (e) take such other actions that may be necessary or requested by the Reorganized Debtors to effectuate the Disputed Claims Reserve as described in this Plan.  The foregoing shall be deemed to comply with 28 U.S.C. § 2041, Bankruptcy Rule 7067 and any other applicable laws, rules or regulations notwithstanding anything to the contrary contained herein and the Confirmation Order shall be deemed sufficient for establishing such compliance.

3.           Distribution of the Disputed Claims Reserve Funds.  The Reorganized Debtors are authorized, without further motion or order of the Bankruptcy Court and upon reasonable request to the Clerk of the Bankruptcy Court, to (a) direct payment from the Disputed Claims Reserve Funds of a Disputed Claim, or portion thereof, that becomes an Allowed Claim and (b) reduce the amount of the Disputed Claims Reserve if and to the extent such amount is greater than the aggregate amount of the DCR Disputed Claims covered by the Disputed Claims Reserve at a given time.  Additionally, if the holder of a Disputed Claim that subsequently becomes an Allowed Claim does not receive a distribution on account the Allowed Claim within twenty (20) days of the date such Allowed Claim is required to be paid under the Plan, a Final Order or other written agreement between the Reorganized Debtors and the holder of such Claim, that holder may request payment of the Allowed Claim from the Disputed Claims Reserve upon written application to the Bankruptcy Court and the Clerk of the Bankruptcy Court is authorized and directed to distribute the amount of such Allowed Claim to its holder upon order of the Bankruptcy Court.  The foregoing shall be deemed to comply with 28 U.S.C. § 2042, Bankruptcy Rule 7067, local Bankruptcy Rule 3011-1 and any other applicable laws, rules or regulations notwithstanding anything to the contrary contained herein and the Confirmation Order shall be deemed sufficient for establishing such compliance.

4.           Termination of the Disputed Claims Reserve.  The Disputed Claims Reserve shall be terminated on the earlier of (a) the distribution or disbursement of all Disputed Claims Reserve Funds and (b) the Disallowance or Allowance of each DCR Disputed Claim covered by the Disputed Claims Reserve.  If Disputed Claims Reserve Funds remain in the Disputed Claim Reserve at the time of the occurrence of (b) above, upon request of the Reorganized Debtors, the Clerk of the Bankruptcy Court shall be authorized and directed to transfer to the Reorganized Debtors without further motion or Order of the Bankruptcy Court such remaining Disputed Claims Reserve Funds and any interest thereon as soon as reasonably practicable after the filing by the Reorganized Debtors of a notice of termination of the Disputed Claims Reserve with the Bankruptcy Court.  Such remaining Disputed Claims Reserve Funds shall revest in the Reorganized Debtors.  The foregoing shall be deemed to comply with 28 U.S.C. § 2042, Bankruptcy Rule 7067, local Bankruptcy Rule 3011-1 and any other applicable laws, rules or regulations notwithstanding anything to the contrary contained herein and the Confirmation Order shall be deemed sufficient for establishing such compliance.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.	Conditions to Confirmation

The following shall be conditions to confirmation unless such conditions shall have been duly waived pursuant to Section VIII.C.:

1.           The Confirmation Order is entered by the Bankruptcy Court and is in form and substance reasonably satisfactory to the Debtors and the Committees.

2.           All Exhibits to the Plan are in form and substance reasonably satisfactory to the Debtors and the Committees.

3.           The Bankruptcy Court finds that: (i) adequate and sufficient notice of the Disclosure Notice, the Plan and the Confirmation Hearing, along with all deadlines for objecting to the Plan has been given to (a) all known holders of Claims and Interests, (b) parties that requested notice in accordance with Bankruptcy Rule 2002, (c) all parties to Executory Contracts and Unexpired Leases with the Debtors and (d) all taxing authorities listed on the Debtors’ Schedules or in the Debtors’ Claims database; (ii) in each case, (a) in accordance with the solicitation procedures governing such service, and (b) in substantial compliance with Bankruptcy Rules 2002(b), 3017 and 3020(b) and any applicable local rules; and (iii) that such transmittal and service were adequate and sufficient to bind, among other parties, any holder of a Claim or Interest, and no other or further notice is or shall be required.

B.	Conditions to the Effective Date

The Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section VIII.C.:

1.           The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) in form and substance reasonably satisfactory to the Debtors and the Committees approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan, including completion of the Restructuring Transactions and other transactions contemplated by the Plan and the implementation and consummation of contracts, instruments, releases and other agreements or documents created in connection with the Plan.

2.           The Confirmation Order has been entered by the Bankruptcy Court and shall have become a Final Order.

3.           The Confirmation Order shall be in full force and effect.

4.           Each of the Exhibits and any other necessary documents shall be fully executed and delivered to the Debtors, shall be in form and substance reasonably satisfactory to the Debtors and the Committees and shall be fully enforceable in accordance with their terms.

5.           All necessary agreements to provide (a) the Exit Financing, (b) the Backstop Agreement, and (c) the Rights Offering have been executed and approved by Final Order of the Bankruptcy Court, if necessary, on terms and conditions satisfactory to the Debtors and Reorganized Debtors and reasonably satisfactory to the Committees.

6.           Any agreements, if necessary, with the PBGC concerning the Debtors’ treatment of pension benefits have been obtained on terms and conditions satisfactory to the Debtors.

7.           The Debtors shall have filed a notice of the occurrence of the Effective Date.

C.	Waiver of Conditions to Confirmation or the Effective Date

The conditions to Confirmation set forth in Section VIII.A. and the conditions to the Effective Date set forth in Section VIII.B. may be waived in whole or part in writing by the Debtors at any time without an order of the Bankruptcy Court.

D.	Effect of Nonoccurrence of Conditions to the Effective Date

If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Sections VIII.A., B., and C., then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion.  If the Confirmation Order is vacated pursuant to this Section VIII.D., (1) the Plan shall be null and void in all respects, including with respect to the discharge of Claims; and (2) nothing contained in the Plan shall (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

ARTICLE IX

DISCHARGE, INJUNCTION, EXCULPATION
AND SUBORDINATION RIGHTS

A.	Discharge of Claims

Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation shall, as of the Effective Date, discharge the Debtors from all Claims or other Liabilities that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code or (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code.

In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and Liabilities against the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim.

B.            Injunctions

(a)           Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or Liability that is discharged pursuant to the terms of the Plan shall be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or Liabilities: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a Distribution; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, Liability or obligation due to the Debtors or the Reorganized Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

(b)           As of the Effective Date, all Entities that have held, currently hold or may hold any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities that are released pursuant to the Plan shall be permanently enjoined from taking any of the following actions against any released Entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, Liability or obligation due to any released Entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

(c)           By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim receiving Distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section IX.B.

C.	Exculpation

ON THE EFFECTIVE DATE OF THE PLAN, THE EXCULPATED PARTIES SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY ACT OR OMISSION TAKEN OR OMITTED ON OR AFTER THE PETITION DATE IN CONNECTION WITH, RELATED TO, OR ARISING OUT OF, THE DEBTORS’ BANKRUPTCY CASES, THE PREPARATION, FILING, NEGOTIATION OR FORMULATION OF THE PLAN, OR THE PURSUIT OF CONFIRMATION OF THE PLAN INCLUDING WITHOUT LIMITATION, THE CONSUMMATION OF THE PLAN OR THE IMPLEMENTATION OR ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, AND ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DEEMED RELEASED, EXCEPT FOR ANY CLAIM OR CAUSE OF ACTION ARISING FROM THE FRAUD OR WILLFUL MISCONDUCT OF ANY EXCULPATED PARTY.  IN ALL RESPECTS THE EXCULPATED PARTIES SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN; PROVIDED, HOWEVER, THAT NOTHING IN THIS PLAN SHALL, OR SHALL BE DEEMED TO, RELEASE, AFFECT, OR LIMIT ANY OF THE RIGHTS AND OBLIGATIONS OF THE EXCULPATED PARTIES FROM, OR EXCULPATE THE EXCULPATED PARTIES WITH RESPECT TO, ANY OF THE EXCULPATED PARTIES’ OBLIGATIONS OR COVENANTS ARISING PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER; AND, PROVIDED FURTHER, HOWEVER, THAT ANY PARTY DESIGNATED AS A NON-RELEASED PARTY IN THE PLAN SHALL BE EXCLUDED FROM THE DEFINITION OF EXCULPATED PARTIES.

D.	Subordination Rights

The classification and manner of satisfying Claims and Interests under the Plan does not take into consideration subordination rights, and nothing in the Plan or Confirmation Order shall affect any subordination rights that a holder of a Claim may have with respect to any Distribution to be made pursuant to the Plan, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise.

ARTICLE X

RETENTION OF JURISDICTION

A.	Retention of Exclusive Jurisdiction by the Bankruptcy Court

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such exclusive jurisdiction over the Reorganization Cases and any matter related to the Reorganization Cases after the Effective Date as is legally permissible, including exclusive jurisdiction to:

1.           Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim or the resolution of any objections to the allowance, priority or classification of Claims or Interests;

2.           Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

3.           Resolve any matters, related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

4.           Ensure that Distributions to holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;

5.           Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

6.           Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Notice or the Confirmation Order;

7.           Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any Entity’s rights arising from or obligations incurred in connection with the Plan or such documents;

8.           Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Notice, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Notice or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Notice, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Notice or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan and give effect to the Restructuring Transactions and other transactions contemplated by the Plan including, without limitation, the Rights Offering;

9.           Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

10.           Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to the Plan are enjoined or stayed;

11.           Determine such other matters that may arise in connection with or relate to the Plan, the Disclosure Notice, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Notice, the Confirmation Order, the Restructuring Transactions or any other transactions contemplated by the Plan including, without limitation, the Rights Offering;

12.           Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes; and

13.           Enter a final decree closing the Reorganization Cases.

To the extent that it is not legally permissible for the Bankruptcy Court to have exclusive jurisdiction over any of the foregoing matters, the Bankruptcy Court shall have nonexclusive jurisdiction over such matters to the extent legally permissible.

ARTICLE XI

MISCELLANEOUS PROVISIONS

A.	Dissolution of the Committees

On the Effective Date, the Committees shall be dissolved and their members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Debtors’ bankruptcy cases or the Plan and its implementation, and the retention and employment of the Committees’ attorneys, accountants and other agents shall terminate, except with respect to: (i) any matters concerning the Distributions to be made under this Plan through the date upon which the first Distributions are made after the Effective Date; (ii) all Fee Claims through a final hearing on Fee Claims for Professionals; or (iii) any appeals of the Confirmation Order through the date such appeals are finally decided, settled, withdrawn or otherwise resolved.  Counsel to the Committees shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized hereunder upon the submission of invoices to be paid by the Reorganized Debtors.  Copies of such invoices shall be sent to the Reorganized Debtors and the other Committee.  The Reorganized Debtors are authorized to pay such invoices without further order of the Bankruptcy Court.

B.	Allowance of Fees and Expenses of Ad Hoc Equity Committee

The reasonable fees and expenses of the Professionals for the Ad Hoc Equity Committee shall be considered to be Fee Claims that may be paid after compliance with the procedures set forth in Section III.1.(e)(ii)A.  Such Fee Claim may not be objected to by any party on the grounds that the Ad Hoc Equity Committee or its Professionals did not make a substantial contribution to the Reorganization Cases.

C.	Limitation of Liability

1.           The Debtors, the Reorganized Debtors, the Creditors’ Committee, the Equity Committee, and their respective directors, officers, employees, affiliates, subsidiaries, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity, shall neither have nor incur any Liability to any Entity for any act taken or omitted to be taken in connection with, related to or arising out of the Reorganization Cases or the consideration, formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Notice, the Restructuring Transactions or any transaction proposed in connection with the Reorganization Cases or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection therewith including, without limitation, the Rights Offering; provided, however, that the foregoing provisions of this Section XI.B.1. shall have no effect on: (a) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (b) the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

2.           Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors’ Committee, the Equity Committee, or their respective directors, officers, employees, affiliates, subsidiaries, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity, for any act or omission in connection with, relating to or arising out of the Reorganization Cases or the consideration, formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Notice, the Restructuring Transactions or any transaction or document created or entered into, or any other act taken or omitted to be taken, in connection therewith, including, without limitation, the Rights Offering, except for: (a) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; or (b) the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

D.	Modification of the Plan and Exhibits

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan and the Exhibits to the Plan at any time before its substantial consummation; provided, however, that after entry of the Confirmation Order, (i) the Plan as modified shall meet the requirements of sections 1122 and 1123 of the Bankruptcy Code, (ii) shall comply with section 1125 of the Bankruptcy Code, (iii) that circumstances warrant such modifications and (iv) the Bankruptcy Court enters an order confirming the Plan as modified.

E.	Revocation of the Plan

The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if confirmation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (1) constitute a waiver or release of any claims by or against, or any Interests in, such Debtors; or (2) prejudice in any manner the rights of any Debtors or any other party.

F.             Headings

The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor affect, in any manner, the construction of the provisions of the Plan.

G.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

H.	Service of Certain Plan Exhibits

Certain Exhibits are not being filed or served with copies of the Plan and the Disclosure Notice.  The Debtors shall file such Exhibits no later than ten (10) days before the objection deadline for the Plan. Once filed, the Debtors shall make available for review the relevant Exhibits on the Claims Agent’s website at http://www.donlinrecano.com and the Debtors’ website at http://www.hancockfabrics.com.  The Debtors also expect the relevant Exhibits to be available on the Creditors’ Committee website at http://www.hancockcreditorscommittee.com.

I.	Service of Documents

Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, the Creditors’ Committee, the Equity Committee or the U.S. Trustee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

1.	The Debtors and the Reorganized Debtors

MORRIS, NICHOLS, ARSHT & TUNNELL llp
Attn:       Robert J. Dehney, Esq.
Derek C. Abbott, Esq.
Daniel B. Butz, Esq.
Gregory T. Donilon, Esq.
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347
Telephone:  (302) 658-9200
Facsimile:   (302) 658-3989

-and-

Hancock Fabrics, Inc.
Attn: Chief Financial Officer
One Fashion Way
Baldwyn, Mississippi  38824
Telephone:  (662)
Facsimile:   (662)

2.	The Creditors’ Committee

COOLEY GODWARD KRONISH LLP
Attn:       Jay R. Indyke, Esq.
Cathy Hershcopf, Esq.
Brent Weisenberg, Esq.
Gregory G. Plotko, Esq.
1114 Avenue of the Americas
New York, New York  10036
Telephone:  (212) 479-6000
Facsimile:   (212) 479-6275

3.	The Equity Committee

SONNENSCHEIN NATH & ROSENTHAL LLP
Attn:       Peter D. Wolfson, Esq.
John A. Bicks, Esq.
Jillian Gutman Mann, Esq.
1221 Avenue of the Americas
New York, New York  10020-1089
Telephone:  (212) 768-6700
Facsimile:   (212) 768-6800

4.	The U.S. Trustee

OFFICE OF THE UNITED STATES TRUSTEE
Attn: Richard Shepacarter, Esq.
844 King Street, Suite 2207
Lockbox 35
Wilmington, Delaware  19801
Telephone:  (302) 573-6491
Facsimile:   (302) 573-6497

Dated: June 10, 2008                                                            Respectfully submitted,

HANCOCK FABRICS, INC.

By:          /s/ Robert W. Driskell
Name:     Robert W. Driskell
Title:       Senior Vice President
and Chief Financial Officer

HANCOCK FABRICS OF MI, INC.

By:          /s/ Robert W. Driskell
Name:     Robert W. Driskell
Title:       Senior Vice President
and Chief Financial Officer

HF RESOURCES, INC.

By:          /s/ Robert W. Driskell
Name:     Robert W. Driskell
Title:       Vice President

HANCOCKFABRICS.COM, INC.

By:          /s/ Robert W. Driskell
Name:     Robert W. Driskell
Title:       Treasurer and Assistant Secretary

HF MERCHANDISING, INC.

By:          /s/ Robert W. Driskell
Name:     Robert W. Driskell
Title:       Senior Vice President
and Chief Financial Officer

HF ENTERPRISES, INC.

By:          /s/ Robert W. Driskell
Name:     Robert W. Driskell
Title:       Vice President

HANCOCK FABRICS, LLC

By:          /s/ William D. Smothers
Name:     William D. Smothers
Title:       Vice President

COUNSEL:
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Robert J. Dehney (No. 3578)
Derek C. Abbott (No. 3376)
Daniel B. Butz (No. 4227)
Gregory T. Donilon (No. 4244)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347
(302) 658-9200

Counsel for Hancock Fabrics, Inc., et al.,
Debtors and Debtors-in-Possession